EXHIBIT 99

Puerto Rico Contact: Michelle Balaguer, Oriental Financial Group (787) 771-6898 U.S. Contact: Steven Anreder and Gary Fishman, Anreder & Company (212) 532-3232

ORIENTAL FINANCIAL GROUP NET INCOME
INCREASES 28.4% IN FIRST QUARTER OF FISCAL 2005

San Juan, Puerto Rico, Thursday, October 21, 2004 — Oriental Financial Group Inc. (NYSE: OFG) announced record net income for the first fiscal quarter ended September 30, 2004. Net income increased 28.4%, to $17.4 million, compared to $13.6 million in the year-ago quarter, and diluted earnings per share increased 12.7%, to $0.71, compared to last year’s $0.63.

Earnings per share reflected 10.9% more average shares outstanding in the first quarter, the result of the Group’s March 2004 secondary offering of 1,995,000 common shares, which raised $51.5 million, and dividends paid on a preferred stock offering sold September 2003, which raised $33.1 million. Excluding the effect of the new equity and preferred dividend, earnings per share, compared to the year-ago period, would have been $0.18 higher, or 28.6% greater.

Return on assets increased to 1.84%, compared to 1.74% last year, on 24.8% greater bank assets, primarily due to a 34.3% year over year increase in investments to $3.0 billion and a 20.8% increase in loans to $826.3 million. Return on equity was 27.60%, compared to 30.34% in the year ago quarter, reflecting a 53.6% increase in stockholders’ equity to $314.8 million, or $11.09 per share. The efficiency ratio improved to 48.42%, compared to 55.12% last year.

“We are off to a good start this year,” said José E. Fernández, Chairman, President and CEO. “Our first quarter results benefited from a strong gain in interest income, double-digit revenue growth in banking service revenues and effective cost controls. At the same time, the Group continued to reposition the investment portfolio for a rising rate environment, and to strengthen our banking and financial service franchise.”

“Oriental increased purchases of short- and medium-term securities for the investment portfolio, and initiated a new strategy of purchasing high-quality, variable rate mortgages for the loan portfolio. There was a significant increase in commercial and consumer loan production. We began taking aggressive steps to increase mortgage originations this year, including installing a new mortgage management team by the end of the second quarter. And we furthered plans to open new financial centers and remodel others, in line with our strategy to provide full banking and financial services to our target market. We continue to be on track to achieve earnings per share growth this year in line with our average annual target of 10 to 15%.”

EXHIBIT 99

First Quarter Fiscal 2005 Analysis

Net interest income after provision of loan losses increased 30.7%, to $23.0 million, compared to $17.6 million in the year ago quarter. Results benefited from a 20.3% increase in interest income, to $44.9 million, compared to $37.4 million in the year ago quarter, while interest expense increased 15.3%, to $21.3 million, compared to $18.5 million. Interest income reflected a 31.1% increase in the volume of investments and loans, to $3.8 billion, with an average yield of 5.01% during the quarter, compared to $2.9 billion, with an average yield of 5.16%, a year ago. Interest expense reflected cost of funds of 2.55%, compared to 2.60% last year, on a 35.5% increase in wholesale sources and a 2.6% increase in retail sources. Interest rate margin increased to 2.64%, compared to 2.61% in the year ago quarter and 2.63% in the sequential quarter ended June 30, 2004.

Banking service revenues continued their strong growth, rising 15.0%, to $2.0 million compared to $1.7 million last year, reflecting increased fees on deposit accounts, bank service charges and commissions, and the success of the Group’s product and service marketing programs. Financial service revenues declined $0.9 million, to $3.7 million, compared to the year-ago quarter, which benefited from investment banking and related brokerage fees associated with a bond offering. Mortgage banking revenues declined approximately $0.7 million, to $2.1 million. The net gain on the sale of securities and net loss on derivatives and other activities totaled $2.7 million compared to $3.9 million last year, reflecting the Group’s strategy, in a rising rate environment, of increasing interest income from investment securities and loans, as compared to gains on the sale of securities.

Non-interest expenses declined 1.3%, to $15.2 million, compared to $15.4 million last year, in line with the Group’s plan to keep these costs at an annual level comparable to last year, including expenses related to opening and remodeling financial centers and one-time expenses associated with Sarbanes-Oxley Act compliance.

Total financial assets managed and owned at September 30, 2004 increased 13.6%, to $6.6 billion, compared to $5.8 billion last year, reflecting the 24.8% increase in bank assets to $3.9 billion. Total assets managed remained approximately level at $2.7 billion compared to the year-ago quarter, reflecting investment market conditions over the last 12 months.

Investment securities increased 5.5% on a sequential quarterly basis, to $3.0 billion, compared to $2.9 billion in the quarter ended June 30, 2004. During the first quarter, the Group bought shorter-term triple-A government agency paper and general obligation bonds, as opposed to mortgage-backed securities, for both available-for-sale and held-to-maturity accounts. As of September 30, 2004, available-for-sale and held-to-maturity represented 53% and 44% of the portfolio, respectively, similar to percentages at June 30, 2004.

EXHIBIT 99

Total loans receivable, net, increased 20.8%, to $826.3 million, compared to $684.2 million last year, with increases of 14.0% in mortgage loans, to $718.7 million; 124.7% in commercial loans, to $98.8 million; and 12.1% in consumer loans, to $21.5 million. Loan production and purchases increased 32.9%, to $152.3 million, compared to $114.6 million last year, reflecting increases of 280.1% in commercial loans, to $23.7 million, and 259.2% in consumer loans, to $5.1 million; the purchase of $69.1 million in variable rate mortgages; and mortgage production of $54.4 million.

Increases in commercial and consumer lending are the result of the Group’s expanded loan production effort, launched in Fiscal 2004. Because most of the increases came toward the end of the quarter, interest income from loans is anticipated to increase on a year over year basis, starting in the second quarter.

Deposits increased 2.6% on a year over year basis, to $1.032 billion, reflecting the success of the Group’s Oriental Preferred program, which is benefiting deposits in addition to lending. Funds from wholesale sources increased 35.5% on a year over year basis, to $2.5 billion. The Group’s strategy in Fiscal 2004 and into Fiscal 2005 has been directed at using low cost repurchase agreements, coupled with interest rate swaps, to fix these costs over multi-year periods.

Credit quality continues strong. The provision for loan losses declined to $0.7 million, compared to $1.3 million last year. Based on an analysis of the credit quality and composition of its loan portfolio, the Company determined that a smaller provision for the first quarter of 2005 was required to maintain loan loss reserves at an appropriate level. The allowance for loan losses to total loans increased to 0.94%, compared to 0.85% last year, reflecting the Group’s increased commercial and consumer lending activity, but net charge-offs to average loans outstanding declined to 0.20%, compared to 0.26% in the year-ago quarter. While non-performing loans of $29.0 million for the September 2004 quarter were 1.3% higher than the year-ago quarter, they were 6.2% lower than the June 2004 quarter and 14.5% lower than the March 2004 quarter.

About Oriental Financial Group

Oriental Financial Group Inc. (www.OrientalOnline.com) is a diversified financial holding company operating under U.S. and Puerto Rico banking laws and regulations. Now in its 40th year in business, Oriental provides comprehensive financial services to its clients throughout Puerto Rico and offers third party pension plan administration in the continental U.S. and Puerto Rico through a wholly owned subsidiary, Caribbean Pension Consultants, Inc., based in Boca Raton, Florida. The Group’s core businesses include a full range of mortgage, commercial and consumer banking services offered through 23 financial centers in Puerto Rico, as well as financial planning, trust, insurance, investment brokerage and investment banking services.

Forward-Looking Statements

This release may contain forward-looking statements that reflect management’s beliefs and expectations and are subject to risks and uncertainties inherent to the Group’s business, including, without limitation, the effect of economic and market conditions, the level and volatility of interest rates, and other considerations.

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE:OFG)
	Quarter period ended			Quarter period ended
Summary of Operations (In thousands, except per share data):	30-Sep-04	30-Sep-03%		30-Jun-04
Interest Income:
Loans	$13,289	$13,630	-2.5%	$12,558
Investment securities	31,658	23,735	33.4%	29,930

Total interest income	44,947	37,365	20.3%	42,488

Interest Expense:
Deposits	6,518	7,540	-13.6%	6,954
Securities sold under agreements to repurchase	11,808	8,496	39.0%	9,995
Other borrowed funds	2,968	2,432	22.0%	2,927

Total interest expense	21,294	18,468	15.3%	19,876

Net interest income	23,653	18,897	25.2%	22,612
Provision for loan losses	(700)	(1,340)	-47.8%	(1,183)

Net interest income after provision for loan losses	22,953	17,557	30.7%	21,429

Non-Interest Income:
Commissions and fees from broker, insurance and fiduciary activities	3,697	4,564	-19.0%	4,402
Banking service revenues	1,951	1,697	15.0%	1,940
Mortgage banking activities	2,057	2,746	-25.1%	1,319

Total banking and financial services revenues	7,705	9,007	-14.5%	7,661
Net gain on sale of securities	3,243	3,972	-18.4%	3,905
Net gain (loss) on derivatives and other activities	(544)	(36)	1411.1%	970

Total non-interest income	10,404	12,943	-19.6%	12,536

Non-Interest Expenses:
Compensation and employees’ benefits	6,768	6,055	11.8%	6,424
Occupancy and equipment	2,501	2,294	9.0%	2,556
Advertising and business promotion	1,341	2,070	-35.2%	1,380
Professional and service fees	1,674	1,640	2.1%	1,174
Communication	451	453	-0.4%	463
Loan servicing expenses	449	463	-3.0%	466
Taxes, other than payroll and income taxes	450	432	4.2%	435
Electronic banking charges	490	385	27.3%	480
Printing, postage, stationery and supplies	248	294	-15.6%	262
Insurance, including deposit insurance	198	195	1.5%	200
Other	613	1,100	-44.3%	613

Total non-interest expenses	15,183	15,381	-1.3%	14,453

Income before income taxes	18,174	15,119	20.2%	19,512
Income tax expense	(768)	(1,560)	-50.8%	(1,434)

Net income	17,406	13,559	28.4%	18,078
Less: Dividends on preferred stock	(1,200)	(597)	101.0%	(1,200)

Net income available to common shareholders	$16,206	$12,962	25.0%	$16,878

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE:OFG)
	Quarter period ended			Quarter period ended
Summary of Operations (In thousands, except per share data):	30-Sep-04	30-Sep-03%		30-Jun-04
EARNINGS PER SHARE(1)
Earning per common share (basic)	$0.73	$0.67	9.0%	$0.77

Earning per common share (diluted)	$0.71	$0.63	12.7%	$0.74

Dividends declared per common share	$0.14	$0.13	7.7%	$0.14

Average Shares Outstanding (1)	22,056	19,449	13.4%	21,983
Average potential common share-options (1)	756	1,115	-32.2%	861

Total average shares outstanding and equivalents (1)	22,812	20,565	10.9%	22,844

Common shares outstanding at end of period (1)	22,260	19,627	13.4%	22,007

Book value per common share (1)	$11.09	$6.98	58.9%	$10.30

PERFORMANCE RATIOS:
Return on assets	1.84%	1.74%	5.9%	1.99%

Return on common equity	27.60%	30.34%	-9.0%	32.33%

Efficiency Ratio	48.42%	55.12%	-12.2%	47.70%

Leverage capital ratio	11.18%	10.08%	10.9%	11.24%

Tier 1 risk-based capital	37.87%	33.55%	12.9%	37.91%

Total risk-based capital	38.58%	34.18%	12.9%	38.61%

SELECTED FINANCIAL DATA AT PERIOD-END
Trust Assets Managed	$1,625,275	$1,633,922	-0.5%	$1,670,651
Broker-Dealer Assets Gathered	1,051,557	1,035,666	1.5%	1,051,812

Total Assets Managed	2,676,832	2,669,588	0.3%	2,722,463
Bank assets owned	3,938,391	3,155,090	24.8%	3,725,695

Total financial assets managed and owned	$6,615,223	$5,824,678	13.6%	$6,448,158

(1) Data adjusted to give retroactive effect to the 10% stock dividend declared on the Group’s common stock on November 20, 2003.

SELECTED FINANCIAL DATA AT PERIOD-END

Cash and due from banks	$11,321	$9,155	23.7%	$9,284

Interest-earning assets:
Investments:
Short term investments	74,602	31,350	138.0%	7,747
Trading securities	54	2,154	-97.5%	574
Investment securities available-for-sale, at fair value	1,580,021	1,280,533	23.4%	1,527,407
Investment securities held-to-maturity, at amortized cost	1,319,176	899,139	46.7%	1,282,862
Federal Home Loan Bank (FHLB) stock, at cost	28,160	22,537	25.0%	28,160

Total investments	$3,002,013	$2,235,713	34.3%	$2,846,750

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE:OFG)
	Quarter period ended			Quarter period ended
Summary of Operations (In thousands, except per share data):	30-Sep-04	30-Sep-03%		30-Jun-04
Loans:
Mortgage loans	718,657	630,577	14.0%	656,681
Commercial loans, mainly secured by real estate	98,813	43,984	124.7%	81,846
Consumer loans	21,532	19,204	12.1%	18,510

Loans receivable, gross	839,002	693,765	20.9%	757,037
Less: deferred loan fees, net	(10,845)	(12,332)	-12.1%	(11,842)

Loans receivable	828,157	681,433	21.5%	745,195
Allowance for loan losses	(7,860)	(5,889)	33.5%	(7,553)

Loans receivable, net	820,297	675,544	21.4%	737,642
Mortgage loans held for sale	5,968	8,697	-31.4%	5,814

Total loans receivable, net	826,265	684,241	20.8%	743,456

Total interest-earning assets	3,828,278	2,919,954	31.1%	3,590,206

Securities sold but not yet delivered	23,369	156,487	-85.1%	47,312
Accrued interest receivable	19,071	17,628	8.2%	19,127
Premises and equipment, net	17,874	17,615	1.5%	18,552
Deferred tax asset, net	6,649	5,823	14.2%	7,337
Foreclosed real estate, net	978	383	155.4%	888
Other assets	30,851	28,045	10.0%	32,989

Total assets	$3,938,391	$3,155,090	24.8%	$3,725,695

Interest-bearing liabilities:
Deposits:
Demand deposits	$126,233	$128,139	-1.5%	$126,296
Savings accounts	91,718	85,623	7.1%	88,463
Certificates of deposit	814,480	792,946	2.7%	809,590

Total deposits	1,032,431	1,006,708	2.6%	1,024,349

Borrowings:
Securities sold under agreements to repurchase	2,101,340	1,443,081	45.6%	1,895,865
Advances from FHLB	300,000	306,000	-2.0%	300,000
Subordinated capital notes	72,166	72,166	0.0%	72,166
Term notes	15,000	15,000	0.0%	15,000

Total borrowings	2,488,506	1,836,247	35.5%	2,283,031

Total interest-bearing liabilities	3,520,937	2,842,955	23.8%	3,307,380

Securities purchased but not yet received	53,300	50,520	5.5%	89,068
Accrued expenses and other liabilities	49,290	56,592	-12.9%	34,580

Total liabilities	3,623,527	2,950,067	22.8%	3,431,028

Preferred Equity	68,000	68,000	0.0%	68,000
Common Equity	246,864	137,023	80.2%	226,667

Stockholders’ equity	314,864	205,023	53.6%	294,667

Total liabilities and stockholders’ equity	$3,938,391	$3,155,090	24.8%	$3,725,695

Number of financial centers	23	23		23

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE:OFG)
	Quarter period ended			Quarter period ended
Summary of Operations (In thousands, except per share data):	30-Sep-04	30-Sep-03%		30-Jun-04
CREDIT DATA
Net loans charged-off	$393	$482	-18.5%	$262

Net charge-offs to average loans outstanding	0.20%	0.26%	-23.1%	0.14%

Allowance for loan losses	$7,860	$5,889	33.5%	$7,553

Allowance coverage ratios:
Allowance for loan losses to total loans	0.94%	0.85%	10.4%	1.01%

Allowance for loan losses to non-performing loans	27.08%	20.56%	31.7%	24.53%

Allowance for loan losses to non-real estate non-performing loans	243.87%	193.65%	25.9%	230.34%

Non-performing assets summary:
Residential real estate	$25,801	$25,605	0.8%	$27,651
Commercial, mainly real estate	2,898	2,554	13.5%	2,954
Consumer	325	487	-33.3%	333

Non-performing loans	29,024	28,646	1.3%	$30,938
Foreclosed properties	978	383	155.4%	888

Non-performing assets	$30,002	$29,029	3.4%	$31,826

Non-performing loans to total loans	3.48%	4.15%	-16.1%	4.12%

Non-performing assets to total assets	0.74%	0.91%	-18.8%	0.83%

Loan Production and Purchases Summary:
Mortgage loans production	$54,412	$106,979	-49.1%	$68,029
Mortgage loans purchased	69,140	—	100.0%	—

Total mortgage	123,552	106,979	15.5%	68,029
Commercial	23,663	6,226	280.1%	23,606
Consumer	5,075	1,413	259.2%	2,570

Total loan production and purchases	$152,290	$114,618	32.9%	$94,205

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE:OFG)
	Quarter period ended			Quarter period ended
Summary of Operations (In thousands, except per share data):	30-Sep-04	30-Sep-03%		30-Jun-04
TAX EQUIVALENT SPREAD Interest-earning assets	5.01%	5.16%	-2.9%	4.94%
Tax equivalent adjustment	1.12%	1.76%	-36.4%	1.12%

Interest-earning assets — tax equivalent	6.13%	6.92%	-11.4%	6.06%
Interest-bearing liabilities	2.55%	2.60%	-1.9%	2.46%

Tax equivalent interest rate spread	3.58%	4.32%	-17.1%	3.60%

Tax equivalent interest rate margin	3.76%	4.37%	-14.0%	3.75%

NORMAL SPREAD
Investments	4.52%	4.39%	3.0%	4.45%
Loans	6.74%	7.42%	-9.2%	6.65%

Interest-earning assets	5.01%	5.16%	-2.9%	4.94%

Deposits	2.58%	2.99%	-13.7%	2.62%
Borrowings	2.53%	2.39%	5.9%	2.38%

Interest-bearing liabilities	2.55%	2.60%	-1.9%	2.46%

Interest rate spread	2.46%	2.56%	-3.9%	2.48%

Interest rate margin	2.64%	2.61%	1.1%	2.63%